AMENDMENT TO THE ADMINISTRATION AGREEMENT
             BY AND BETWEEN TD WATERHOUSE FAMILY OF FUNDS, INC. AND
                      TD WATERHOUSE INVESTOR SERVICES, INC.

         Amendment made as of August 31, 2000 to the Administration Agreement dated as of June 11, 1997 (the "Agreement"), by and between TD WATERHOUSE FAMILY OF FUNDS, INC. (the "Company") and TD WATERHOUSE INVESTOR SERVICES, INC. (the "Administrator").

                                   WITNESSETH:

WHEREAS, the Company and the Administrator desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Each of the California Municipal Money Market Portfolio and New York Municipal Money Market Portfolio is included as a "Portfolio" under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                       TD WATERHOUSE FAMILY OF
                                       FUNDS, INC.

                                       By:      /s/ George A. Rio
                                                --------------------------
                                                Name: George A. Rio
                                                Title:   President


                                       TD WATERHOUSE INVESTOR
                                       SERVICES, INC.

                                       By:      /s/ Michele R. Teichner
                                                --------------------------
                                                Name: Michele R. Teichner
                                                Title:   Senior Vice President